Exhibit 1.1

75,000,000 Shares

BIT DIGITAL, INC.

ORDINARY SHARES, $0.01 PAR VALUE

UNDERWRITING AGREEMENT

June 25, 2025

June 25, 2025

B. Riley Securities, Inc.

1300 17th St. N, Suite 1300

Arlington, VA 22209

as Representative of the several Underwriters

Ladies and Gentlemen:

Bit Digital, Inc., a Cayman Islands exempted company (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 75,000,000 ordinary shares, $0.01 par value (the “Initial Ordinary Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 11,250,000 ordinary shares, $0.01 par value (the “Additional Ordinary Shares”), if and to the extent that B. Riley Securities, Inc., as representative of the several Underwriters (the “Representative”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Ordinary Shares granted to the Underwriters in Section 2 hereof. The Initial Ordinary Shares and the Additional Ordinary Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, $0.01 par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-286841), including a base prospectus, relating to the Shares. The registration statement as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (a “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “issuer free writing prospectus” means any issuer free writing prospectus, “preliminary prospectus” shall mean each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted information pursuant to Rule 430B under the Securities Act that was used after such effectiveness and prior to the execution and delivery of this Agreement, “Time of Sale Prospectus” means the base prospectus contained in the Registration Statement at the time of its effectiveness and the preliminary prospectus, together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (together, the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the several Underwriters that:

(a) the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission;

(b) (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will as of the date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, as of the date of such amendment or supplement, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) as of its date the Prospectus does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

(c) the Company has the authorized share capital as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the issued and outstanding Shares of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans, or upon the exercise of outstanding options or warrants, in each case described in the Registration Statement, the Time of Sale Prospectus and the Prospectus). None of the outstanding Shares of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The descriptions of the Company’s stock or share option, stock or share bonus and other stock or share plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights. All of the outstanding share capital, shares of capital stock, partnership interests and membership interests, as the case may be, of the Subsidiaries (as defined below) have been duly authorized and are validly issued, fully paid and non-assessable securities thereof and, except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, all of the issued and outstanding share capital, shares of capital stock, partnership interest or membership interests, as the case may be, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any pledge, mortgage, charge, lien, encumbrance, security interest or other claim. Except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no issued and outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any share capital or capital stock of the Company or any such Subsidiary, (ii) warrants, options, preemptive rights, rights of first refusal or other rights to subscribe for or purchase from the Company or any such Subsidiary any such share capital or capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any such Subsidiary to issue any shares, shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; and none of the outstanding interests of any of the Subsidiaries, if any, were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary;

(d) each of the Company and the subsidiaries named in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K (which are the only significant subsidiaries as defined in Rule 1-02 of Regulation S-X of the Company) (the “Subsidiaries”) has been duly incorporated, formed or organized and is validly existing as a corporation or limited liability company in good standing under the laws of its respective jurisdiction of incorporation, formation or organization, as applicable, with full power and authority to own, lease, and operate its respective properties and to conduct its respective businesses as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions contemplated herein; and no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s share capital, capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary;

(e) the Company and all of the Subsidiaries are duly qualified or licensed to transact business and are in good standing in each jurisdiction in which they conduct their respective businesses or in which they own or lease real property, except where the failure, individually or in the aggregate, to be so qualified or licensed would not have a material adverse effect on the (i) assets, liabilities, business, operations, earnings, operating results, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and the Subsidiaries taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or perform its obligations hereunder (any such effect or change referred to in subclause (i) or (ii), where the context so requires, is hereinafter called a “Material Adverse Effect” or a “Material Adverse Change”); and except as disclosed in each of the Registration Statement, the Time of Sale Prospectus, and the Prospectus, (i) the Company and its Subsidiaries have not incurred any material liability or obligation, indirect, direct or contingent, including without limitation any losses or interference with their business from fire, explosion, flood, earthquakes, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute or court or governmental action, order or decree, that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole; (ii) the Company and its Subsidiaries have not entered into any transactions or agreements (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries; (iii) there has not been any material change in the share capital or capital stock or any material increase in any short-term or long-term indebtedness of the Company or its Subsidiaries; (iv) there has not been any dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; and (v) the Company has not acquired, directly or indirectly, any share capital, capital stock or other equity securities of any other company, corporation or any ownership interest in any partnership, joint venture or other association;

(f) the Company and the Subsidiaries have at all times been, and currently are, in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates;

(g) neither the Company nor any Subsidiary is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach or violation of, or default under) (i) its respective memorandum and articles of association, charter, bylaws, limited partnership agreement, operating agreement or other similar organizational documents (the “organizational documents”); (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any contract, lease, license, indenture, mortgage, deed of trust, loan, note or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound; or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order (each, a “Law”) applicable to the Company, except, in the case of clauses (ii) and (iii) above, for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(h) the execution, delivery and performance of this Agreement, and consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus and the issuance and sale of the Shares (including the use of proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”) and the compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not (i) conflict with, or result in any breach or violation of, or constitute a default or any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries (a “Repayment Event”) under (nor constitute any event which with notice, lapse of time, or both would constitute a breach or violation of, or default or a Repayment Event under), (A) any provision of the organizational documents of the Company or any Subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan, note or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment, writ or order applicable to the Company or any Subsidiary, except in the case of this clause (B) for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary, except for liens, charges, claims or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect;

(i) the Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year;

(j) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 8 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(k) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the Company’s execution, delivery and performance of this Agreement, its consummation of the transactions contemplated herein and in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and its sale and delivery of the Shares, and the compliance by the Company with its obligations hereunder, other than (i) such as have been obtained, under the Securities Act and the Exchange Act; (ii) such approvals as have been obtained in connection with the approval of the quotation of the Shares on the Nasdaq Stock Market (“Nasdaq”); and (iii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(l) each of the Company and the Subsidiaries has all necessary permits, licenses, authorizations, consents and approvals (the “Permits”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required to conduct their respective businesses as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that any failure to have any such Permits, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority to provide the products and services which it currently provides or which it proposes to provide as set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; and the Company or any of the Subsidiaries is in compliance with, and is not in violation of, in default under, or has received any notice regarding a possible violation, default, modification or revocation of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, the effect of which, individually or in the aggregate, would result in a Material Adverse Effect;

(m) each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; the Company is not the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares; and the Company has complied, to the Commission’s satisfaction, with any request on the part of the Commission for additional or supplemental information;

(n) the preliminary prospectus and Prospectus, each when filed, and the Registration Statement as of the effective date and as of the date hereof, and any further amendments or supplements to the Preliminary Prospectus or the Prospectus complied with or will comply, when they become effective or are filed with the Commission, as the case may be, in all material respects with the requirements of the Securities Act;

(o) each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendments thereto, as of its respective effective date and as of the date hereof, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the preliminary prospectus (including any wrapper thereof) does not, and the Prospectus or any amendment or supplement thereto (including any wrapper thereof) will not, as of the applicable filing date, the date hereof and at the Closing Date and on each Option Closing Date (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the preliminary prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use therein (that information being limited to that described in Section 8(b) hereof and referred to hereinafter as the “Underwriters’ Information”);

(p) as of 6:50 p.m. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Time of Sale Prospectus did not, and at the time of each sale of Shares and at the Closing Date and each Option Closing Date, the Time of Sale Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each issuer free writing prospectus, if any, did not, and at the time of each sale of Shares and at the Closing Date and each Option Closing Date, each such issuer free writing prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any Underwriters’ Information;

(q) each issuer free writing prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the preliminary prospectus, or the Prospectus that has not been superseded or modified in any material respect; provided, however, that the Company makes no warranty or representation with respect to any Underwriters’ Information;

(r) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the preliminary prospectus or an issuer free writing prospectus, if any; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectus except in compliance with Rules 164 and 433 under the Securities Act; the Company is eligible to use free writing prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act; the Company was not, is not or will not be (as applicable) an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary under the circumstances that the Company be considered an “ineligible issuer”; and each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act;

(s) except for the issuer free writing prospectuses, if any, identified in Schedule II hereto, and any electronic road show relating to the public offering of Shares contemplated herein furnished to you before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representative, prepare, use or refer to, any free writing prospectus; and each electronic road show, when considered together with the Time of Sale Prospectus, did not, as of the Initial Sale Time, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(t) the preliminary prospectus, the Prospectus and any issuer free writing prospectuses (to the extent any such issuer free writing prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Shares contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), except to the extent permitted by Regulation S-T;

(u) the Company filed the Registration Statement with the Commission before using any issuer free writing prospectus;

(v) the Company (i) has not engaged in any oral or written communication made in reliance upon Section 5(d) of the Securities Act or Rule 163B under the Securities Act (each, a “Testing-the-Waters Communication”) other than Testing-the-Waters Communications with the consent of the Representative with entities that are reasonably believed to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or institutions that are “accredited investors” within the meaning of Rule 501 under the Securities Act; (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communication; and (iii) reconfirms that the Representative has been authorized to act on its behalf in undertaking materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”) or Testing-the-Waters Communications. As of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each of the Testing-the-Waters Communications and the Marketing Materials, if any, when considered together with the Time of Sale Prospectus, did not, and at the time of each sale of Shares and at the Closing Date and each Option Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and does not, as of the date hereof, conflict with the information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(w) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective officers, directors or director nominees or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which, individually or in the aggregate, would reasonably be likely to result in a judgement, decree, award or order having a Material Adverse Effect;

(x) the financial statements, including the notes thereto, included in (or incorporated by reference into) each of the Registration Statement, the Time of Sale Prospectus, and the Prospectus present fairly in all material respects the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto, and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in (or incorporated by reference into) the Registration Statement and the amounts in both the Time of Sale Prospectus and the Prospectus under the caption “Capitalization” has been compiled on a basis consistent with the financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus; no other financial statements or supporting schedules are required to be included in (or incorporated by reference into) the Registration Statement, the Time of Sale Prospectus or the Prospectus; and no pro forma financial information is required to be included in (or incorporated by reference into) the Registration Statement the Time of Sale Prospectus and the Prospectus; the Company and its Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable;

(y) Audit Alliance LLP, whose reports on the combined financial statements (including the notes and schedules thereto) of the Company and its combined subsidiaries are filed with the Commission and incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus or are incorporated by reference therein, and any other accounting firm that has certified any such financial statements and delivered its reports with respect thereto, are, and were during the periods covered by their reports, (i) independent public accountants as required by the Securities Act and the rules of the Public Company Accounting Oversight Board (the “PCAOB”); (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act; and (iii) a registered public accounting firm as defined by the PCAOB whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn; and to the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(z) the Shares conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(aa) except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been validly waived with respect to the offering contemplated by this Agreement; and all of such registration or similar rights are fairly summarized in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(bb) the Shares have been duly authorized and, when issued and duly delivered by the Company against payment therefor as contemplated by this Agreement and such issue entered in the Register of Members of the Company, will be validly issued, fully paid and non-assessable, free and clear of any pledge, mortgage, charge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights (whether arising by operation of law, under the organizational documents of the Company or under any agreement to which the Company or any Subsidiary is a party or otherwise);

(cc) the Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and have been approved for listing on Nasdaq, subject to official notice of issuance, and the Company has taken all necessary actions to ensure that, as of the Closing Date and each Option Closing Date, it will be in compliance with all applicable corporate governance requirements set forth in Nasdaq’s listing rules then in effect;

(dd) none of the Company, the Subsidiaries, or any of their respective directors, director nominees, officers, representatives or affiliates has taken, nor will take, directly or indirectly, (i) any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company (including the Shares and any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares), whether to facilitate the sale or resale of the Shares or otherwise and (ii) has not taken any action which would directly or indirectly violate Regulation M;

(ee) none of the Company or any of the Subsidiaries is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act; and all of the information provided to the Underwriters or to counsel for the Underwriters by the Company and, to the knowledge of the Company, its officers, directors and director nominees and the holders of any securities of the Company in connection with the review of the offering of the Shares by FINRA is true, complete, correct and compliant with FINRA’s rules;

(ff) the Company has furnished to the Underwriters a “lock-up” agreement in the form attached hereto as Exhibit A from each of the persons listed on Exhibit B and such in full force and effect;

(gg) any certificate signed by any director or officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement or the offer, issuance, and sale of the Shares hereunder shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

(hh) the form of certificate used to evidence the Ordinary Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the organizational documents of the Company and the requirements of Nasdaq;

(ii) each of the Company and the Subsidiaries have good and marketable title to all real property owned by it, if any, and good and marketable title to all personal property and other assets reflected as owned by them in the financial statements, supporting schedules or other financial data filed with the Commission or incorporated by reference as a part of the Registration Statement, the Time of Sale Prospectus and the Prospectus, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages, equities, adverse claims and other defects, except such as are disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property, improvements, buildings, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, buildings, equipment and personal property by the Company or such Subsidiary;

(jj) the descriptions in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly in all material respects the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or to be filed as exhibits thereto which are not described or filed as required; all material agreements between the Company or any of the Subsidiaries and third parties expressly referenced in any of the Registration Statement, the Time of Sale Prospectus and the Prospectus are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(kk) the Company and each Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and designs, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and neither the Company nor any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would, individually or in the aggregate, have a Material Adverse Effect;

(ll) the Company owns, possesses, licenses or has other rights to use, on reasonable terms, all patents, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) described in the Registration Statement, Time of Sale Prospectus, and Prospectus as being owned or licensed by them or which are reasonably necessary for the conduct of the respective businesses of the Company and its Subsidiaries as now conducted or as proposed in the Registration Statement, the Time of Sale Prospectus, and the Prospectus to be conducted; the conduct of their respective businesses does not and the Company does not expect it will, infringe, misappropriate or otherwise conflict in any material respect with any Intellectual Property rights of others; and (i) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company; (ii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of Intellectual Property owned by or exclusively licensed to the Company, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding, or claim which would have a Material Adverse Effect; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others asserting that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for concluding that any such claim will be asserted, or if asserted, would be successful, or if successfully asserted, would have a Material Adverse Effect; (v) the Company and its Subsidiaries do not in the conduct of their business as now conducted or as proposed to be conducted as described in the Registration Statement, the Time of Sale Prospectus, or the Prospectus infringe or conflict with any patent right of any third party, or any discovery, invention, product or process which is the subject of a patent issued to any third party, which such infringement or conflict would result in a Material Adverse Change; (vi) there is no art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed, or will not be disclosed in the required time period, to the U.S. Patent and Trademark Office; (vii) no security interests have been recorded in the U.S. Patent and Trademark Office with respect to any Intellectual Property owned by the Company and no liens have been recorded against the Company with respect to any such Intellectual Property; (viii) the Company has paid or will pay all maintenance and issue fees that are due or will be due, within the required time period, and has claimed small entity status only as appropriate with respect to all Intellectual Property owned by the Company that is the subject of any application or registration with a governmental body or agency; (ix) to the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property owned by the Company or any facts or circumstances which would render any such Intellectual Property invalid or unenforceable; (x) the Company and its Subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property, including the execution of appropriate nondisclosure, confidentiality agreements and invention assignment agreements and invention assignments with their employees, and to the Company’s knowledge, no employee of the Company is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company; (xi) none of the Company-owned Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its Subsidiaries has been obtained or is being used by the Company or any of its Subsidiaries in violation of any contractual obligation binding on the Company or its Subsidiaries or any of their respective officers, directors, director nominees or employees or otherwise in violation of the rights of any persons; and (xii) the Company and each of its Subsidiaries have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect;

(mm) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities in a timely manner, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) are effective in all material respects to perform the functions for which they were established;

(nn) the Company and each of its Subsidiaries makes and keeps accurate books and records and maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included in (or incorporated by reference into) the Registration Statement is accurate; since the end of the Company’s most recent audited fiscal year, except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, there have been (A) no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; and the Company is not aware of (x) any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting or (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(oo) the interactive data in eXtensible Business Reporting Language included in (or incorporated by reference into) the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(pp) except as disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, or as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) each of the Company and the Subsidiaries has filed or caused to be filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof and have timely paid all taxes shown as due thereon and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided and will be maintained; (ii) no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is reasonably expected to be asserted against any such entity; and (iii) all tax liabilities, accruals and reserves with respect to any income and corporation tax liability for any years not finally determined are adequately provided for to meet any assessments or re-assessments for additional income tax on the respective books of such entities;

(qq) each of the Company and its Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types, in the amounts and with such deductibles and covering such risks generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company has no reason to believe that it or any of its Subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not be expected to result in a Material Adverse Change; and neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied;

(rr) except as would, individually or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its Subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof applicable to the business of the Company or any of its Subsidiaries; (ii) the Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any applicable environmental, safety or similar laws and regulations against the Company or any of its Subsidiaries; and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any environmental laws;

(ss) neither the Company nor any Subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would have a Material Adverse Effect;

(tt) the Company and each of its Subsidiaries and any “employee benefit plan” (as defined under ERISA (as defined below)) established or maintained by the Company, its Subsidiaries or their respective ERISA Affiliates (as defined below) are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) and the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and no such plan is under audit or investigation by any Governmental Authority; no “reportable event” (as defined in ERISA) has occurred or is reasonably likely to occur with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries or their respective ERISA Affiliates would have any liability; the Company and each of the Subsidiaries and each of their respective ERISA Affiliates have not incurred and are not reasonably likely to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412, 4971, 4975, or 4980B of the Code; and each “pension plan” for which the Company and each of its Subsidiaries and their respective ERISA Affiliates would have any liability, or established or maintained by any such entity that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; and, for the purposes of this paragraph, “ERISA Affiliate” means, with respect to the Company or any of its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member;

(uu) none of the Company, any of its Subsidiaries, any officer, director, or director nominee purporting to act on behalf of the Company or any of the Subsidiaries or, to the Company’s knowledge, any of their respective employees or agents has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, in violation of applicable law; (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries; or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries;

(vv) there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers, directors or director nominees of the Company or any of the Subsidiaries or any of the immediate family members of such officers, directors or director nominees;

(ww) each “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) included in (or incorporated by reference into) the Registration Statement, the Time of Sale Prospectus or the Prospectus, (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances, and (ii) is accompanied by meaningful cautionary statements identifying the important factors that would cause actual results to differ materially from those in such forward-looking statements; and no such statement was made with the knowledge of an executive officer or director of the Company that it was false or misleading;

(xx) all statistical, demographic and market-related data included in (or incorporated by reference into) the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate; and to the extent required, the Company has obtained the written consent to the use of such data from such sources;

(yy) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any of its Subsidiaries has made any payment of funds of the Company or of any Subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus;

(zz) all securities issued by the Company or any of its Subsidiaries have been issued and sold in compliance with (i) all applicable federal and state securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity, and (iii) to the extent applicable to the issuing entity, the requirements of Nasdaq;

(aaa) neither the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning any property owned by the Company or any of the Subsidiaries (the “Properties”) thereof which would have a Material Adverse Effect; each of the Properties complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Properties and will not result in a forfeiture or reversion of title; neither the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and neither the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which if consummated would have a Material Adverse Effect; and all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Properties) the Company or any of the Subsidiaries that are required to be described in the Registration Statement, the Time of Sale Prospectus or Prospectus are disclosed therein;

(bbb) except as otherwise disclosed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) neither the Company nor any of its Subsidiaries nor, to the best knowledge of Company, any other owners of the property at any time has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than by any such action taken in compliance with all applicable Environmental Statutes or by the Company, any of its Subsidiaries in connection with the ordinary use of residential, retail or commercial properties owned by the Company and its Subsidiaries; (ii) the Company does not intend to use the Properties or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statutes or by the Company or any of the Subsidiaries in connection with the ordinary use of residential, retail or commercial properties owned by the Company and its Subsidiaries; (iii) neither the Company nor any of its Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Properties or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (iv) neither the Company nor any of its Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local Environmental Statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Properties or any assets described in the Registration Statement, Time of Sale Prospectus or the Prospectus, or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute (hereinafter defined); and (v) neither the Properties nor any other land owned by the Company or any of its Subsidiaries is included or, to the best of the Company’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (“CERCLA”) by the United States Environmental Protection Agency or, to the best of the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined);

As used herein, “Hazardous Material” shall include, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, ordinance, rule or regulation including without limitation CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus (a “Governmental Authority”);

(ccc) in connection with this offering, the Company has not offered and will not offer its Ordinary Shares or any other securities convertible into or exchangeable or exercisable for Ordinary Shares in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares except for the preliminary prospectus, the Prospectus, any issuer free writing prospectus or the Registration Statement;

(ddd) except pursuant to this Agreement, the Company has not incurred any liability for, and there is no broker, finder or other party that is entitled to receive from the Company, any brokerage or, finder’s or other fees or commission or similar payment in connection with the transactions herein contemplated;

(eee) no relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and any other person on the other hand, which is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, which is not so described;

(fff) neither the Company or any of the Subsidiaries is and, after giving effect to the offering and sale of the Shares or the application of the proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus or the Prospectus, will be, or will be required to register as an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”); and neither the Company nor any of the Subsidiaries is required to register as an “investment adviser” as such term is term is defined in the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

(ggg) there are no existing or, to the knowledge of the Company, threatened or imminent labor disputes with, or other work stoppages of, the employees of the Company or any of its Subsidiaries, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company or any of its Subsidiaries, which would have, individually or in the aggregate, a Material Adverse Effect;

(hhh) The board of directors of the Company is comprised of the persons set forth under the section of the Time of Sale Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to the Company and the rules of Nasdaq. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it;

(iii) (i) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective borrowers, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; (ii) neither the Company nor its Subsidiaries have been notified of, or have knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (iii) the Company and its Subsidiaries have implemented and maintained appropriate controls, policies, procedures, and technological safeguards to protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except with respect to clauses (i) and (ii), for any such security breach or incident, unauthorized access or disclosure, or other compromises, as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are presently in material compliance with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations and applicable industry standards relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data, including, but not limited to Personal Data (as defined below), from unauthorized use, access, misappropriation or modification; the Company and its Subsidiaries’ IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, security deficiencies or vulnerabilities, Trojan horses, time bombs, malware, ransomware and other corruptants. The Company regularly conducts security assessments and penetration testing (collectively, “Assessments”) of its IT Systems and Data and has not completely remedied all material defects, vulnerabilities or deficiencies identified in such Assessments;

(jjj) the Company and its Subsidiaries are, and at all prior times were, in material compliance with all applicable state and federal data privacy and security laws and regulations, including the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their external and internal policies and procedures relating to data privacy and security and the collection, storage, use, processing, disclosure, handling, transfer (including any cross-border transfers) and analysis (collectively, “Processing”) and for handling and responding to requests from data subjects relating to their of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to and obtained consents from users or customers required by applicable laws and regulatory rules or requirements for the Processing of Personal Data, and none of such disclosures made or contained in any Policy have been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company has at all times been in material compliance with all Policies and consents related to the Processing of Personal Data and further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any audit, investigation, remediation, or other corrective action pursuant to any Privacy Law or any contract relating to the Processing of Personal Data; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law. “Personal Data” for the purpose hereof means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation or that would be protected as personal data or personal information or similar term under any Privacy Law;

(kkk) none of the Company, any of its Subsidiaries or affiliates or any director, director nominee or officer of the Company or any of its Subsidiaries, or, to the knowledge of the Company, any agent or employee acting on behalf of such entities is in violation of or is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), the UK Bribery Act 2010, or any other applicable anti-bribery or anti-corruption law including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and the Subsidiaries and, to the knowledge of the Company, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(lll) none of the Company, any of its Subsidiaries or affiliates, any director, director nominee or officer of the Company or any of its Subsidiaries, or, to the Company’s knowledge, agent or employee of, or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has violated the Bank Secrecy Act, as amended, the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001 or the rules and regulations promulgated under any such law or any successor law;

(mmm) the operations of the Company and its Subsidiaries and affiliates and, to the Company’s knowledge, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries, or, to the Company’s knowledge, or any of its affiliates, with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(nnn) each of the Company, its Subsidiaries and affiliates and director, director nominee and officer of the Company and its Subsidiaries, and, to the Company’s knowledge, each of their agents and employees, and any other persons associated with or acting on behalf of the Company, has acted at all times in compliance with applicable Export and Import Laws (as defined below) and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country; and

(ooo) none of the Company, any of its Subsidiaries or affiliates, or any director, director nominee or officer of the Company or any of its Subsidiaries or, to the knowledge of the Company, employee, agent or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

The Company has a reasonable basis for making each of the representations set forth in this Section 1. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Initial Ordinary Shares set forth in Schedule I hereto opposite its name at $1.90 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell, issue and allot to the Underwriters the Additional Ordinary Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 11,250,000 Additional Ordinary Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Ordinary Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial Ordinary Shares but not payable on such Additional Ordinary Shares. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Ordinary Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Initial Ordinary Shares or later than ten business days after the date of such notice. Additional Ordinary Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Initial Ordinary Shares. On each day, if any, that Additional Ordinary Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Ordinary Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Additional Ordinary Shares to be purchased on such Option Closing Date as the number of Initial Ordinary Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Initial Ordinary Shares.

3. Terms of Public Offering. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representative’s judgment is advisable. The Company is further advised by the Representative that the Shares are to be offered to the public initially at $2.00 a share (the “Public Offering Price”) and to certain dealers selected by the Representative at a price that represents a concession not in excess of $0.06 a share under the Public Offering Price.

4. Payment and Delivery. Payment for the Initial Ordinary Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Initial Ordinary Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on June 27, 2025, or at such other time on the same or such other date, not later than the 5th business day thereafter, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Ordinary Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Ordinary Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, as shall be designated in writing by the Representative.

The Initial Ordinary Shares and Additional Ordinary Shares shall be registered in such names and in such denominations as the Representative shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Initial Ordinary Shares and Additional Ordinary Shares shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell, issue and allot the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 4:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representative’s judgment, is material and adverse and that makes it, in the Representative’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of White & Case LLP, outside U.S. counsel for the Company, and an opinion of Ogier (Cayman) LLP, outside Cayman counsel for the Company, each dated the Closing Date and in form and substance reasonably satisfactory to the Representative.

(d) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of O’Melveny & Myers LLP, counsel for the Underwriters, dated the Closing Date and in form and substance reasonably satisfactory to the Representative.

(e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Audit Alliance LLP, independent public accountants, containing statements and information of the type ordinarily included in an accountant’s “comfort letters” to underwriters with respect to certain financial statements of the Company and the various other financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided, that the letters delivered at the Closing Date and each Option Closing Date (if applicable) shall use a “cut-off” date no more than the earlier of three business days prior to such Closing Date or such Option Closing Date, as the case may be, and the date hereof.

(f) [Reserved].

(g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representative and certain shareholders, officers and directors of the Company relating to restrictions on sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

(h) The several obligations of the Underwriters to purchase Additional Ordinary Shares hereunder are subject to the delivery to the Representative on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of White & Case LLP, outside U.S. counsel for the Company, dated the Option Closing Date, and an opinion of Ogier (Cayman) LLP, outside Cayman counsel for the Company, relating to the Additional Ordinary Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof;

(iii) an opinion and negative assurance letter of O’Melveny & Myers LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Ordinary Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Audit Alliance LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(e) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date; and

(v) such other documents as the Representative may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Ordinary Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Ordinary Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representative, without charge, a number of signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) as reasonably requested by the Representative and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representative may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representative a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representative reasonably objects in a timely manner, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representative a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representative reasonably objects.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in any jurisdiction in which it is not otherwise so subject.

(h) To make generally available to the Company’s security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement; (x) the costs and expenses associated with background investigations; and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Without the prior written consent of the Company, which shall not be unreasonably withheld or conditioned, the Company shall not be responsible for more than $75,000 in the aggregate for the costs and expenses associated with background investigations, out-of-pocket roads show costs and expenses incurred by the Underwriters (including, but not limited to, any roadshow video to be posted to RetailRoadshow or a similar web hosting service) and travel incurred by Underwriters related to diligence. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The Company agrees to reimburse the Underwriters for reasonable and documented out-of-pocket accountable, bona fide expenses actually incurred in connection with its services under this Agreement whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, including any fees and disbursements of counsel for the Underwriter (up to a maximum of $250,000 for such fees and disbursements of counsel only).

(j) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(k) [Reserved].

(l) The Company also covenants with each Underwriter that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, mortgage, charge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares. The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Ordinary Shares upon the exercise of an option or warrant, settlement of restricted stock units, or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) grants of options, restricted shares, restricted stock units or any stock-based awards granted under an employee benefit or stock-based compensation plan or agreement described in the Time of Sale Prospectus and the Prospectus, (D) the filing of a registration statement on Form S-8 to register Ordinary Shares issuable pursuant to any employee benefit plans, qualified stock option plans, or other employee compensation plans, described in the Time of Sale Prospectus, (E) facilitating the establishment of a trading plan on behalf of a shareholder, employee, officer, director, advisor or consultant of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period, (F) to facilitate any transfer made by or on behalf of a shareholder, employee, advisor, consultant, director or officer to dispose of to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus or (G) to facilitate any sales made by or on behalf of a shareholder, employee, advisor, consultant, officer or director in connection with any sell-to-cover or similar open market arrangements or the “cashless” exercise in connection with the vesting, settlement or exercise of restricted stock units, stock options, warrants or other rights to acquire Ordinary Shares, including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, described in the Prospectus or issued pursuant to an equity plan or arrangement described in the Prospectus for the purpose of exercising such restricted stock units, stock options, warrants or other rights.

(m) The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed under the laws of the Cayman Islands or any political sub-division or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the creation, allotment and issuance of the Shares, or (iii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters.

(n) All sums payable by the Company under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties by the Cayman Islands or any political subdivision of taxing authority thereof or therein, unless the deduction or withholding is required by law. If any such taxes or duties are required by law to be deducted or withheld, the Company shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made.

(o) All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representative consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonably incurred and documented fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred and documented fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Initial Ordinary Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Initial Ordinary Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Initial Ordinary Shares and the aggregate number of Initial Ordinary Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Initial Ordinary Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Initial Ordinary Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Ordinary Shares and the aggregate number of Additional Ordinary Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Ordinary Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Ordinary Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Ordinary Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representative at in care of B. Riley Securities, Inc., 1300 17th St. N, Suite 1300, Arlington, VA 22209, Attention: Syndicate Department, with a copy to the Legal Department, and O’Melveny & Myers LLP, 1301 6th Ave, Suite 1700, New York, NY 10019, Attention: Jeeho Lee and David Ni; and if to the Company shall be delivered, mailed or sent to Bit Digital, Inc. 31 Hudson Yards, Floor 11, Suite 30, New York, NY 10001, Attention: Sam Tabar, and White & Case LLP, 609 Main Street, Suite 2900, Houston, TX 77002, Attention: Laura Katherine Mann.

17. Other Provisions.

(a) Submission to Jurisdiction; Appointment of Agents for Service. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) The Company hereby irrevocably appoints Elliot H. Lutzker, Esq., with offices at 605 3rd Avenue, 34th Floor, New York, New York 10158, as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

(c) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

Very truly yours, BIT DIGITAL, INC.

By:	/s/ Erke Huang
	Name:	Erke Huang
	Title:	Chief Financial Officer

Accepted as of the date hereof B. RILEY SECURITIES, INC. Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	/s/ Jimmy Baker
	Name:	Jimmy Baker
	Title:	Co-CEO

[Signature Page To Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Initial Ordinary Shares To Be Purchased
B. Riley Securities, Inc.	62,493,750
Clear Street LLC	3,750,000
Craig-Hallum Capital Group LLC	3.750,000
Northland Securities, Inc.	5,006,250
Total:	75,000,000

I-1

SCHEDULE II

Time of Sale Prospectus

Preliminary Prospectus issued on June 25, 2025

The following orally communicated pricing information:

Number of Initial Ordinary Shares:	75,000,000
Number of Additional Ordinary Shares:	11,250,000
Public Offering Price per Ordinary Share:	$2.00

II-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

June 23, 2025

B. Riley Securities, Inc.

as Representative of the
several Underwriters

c/o B. Riley Securities, Inc.
299 Park Avenue

New York, NY 10171

Re: BIT DIGITAL, INC. - Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Bit Digital, Inc., a Cayman Islands exempted company (the “Company”), providing for a public offering (the “Offering”) of ordinary shares of par value US$0.01 each (the “Shares”) of the Company (the “Ordinary Shares”) pursuant to a Registration Statement on Form S-3 filed or to be filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this letter agreement (this “Letter Agreement”) and continuing to and including the date 60 days after the date of the final prospectus (the “Prospectus”) with respect to the Offering (the “Restricted Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Ordinary Shares of the Company, or any options or warrants to purchase any Ordinary Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Lock-Up Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction that is designed to or that reasonably could be expected to lead to or result in a sale or disposition of the Lock-Up Shares even if such Lock-Up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Lock-Up Shares.

In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.

Notwithstanding the foregoing, the undersigned may, without the consent of the Representative:

(A)	transfer or dispose of the Lock-Up Shares as a bona fide gift or gifts, or for bona fide estate planning purposes, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(B)	transfer or dispose of the Lock-Up Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein and any such transfer shall not involve a disposition for value;

(C)	transfer or dispose of the Lock-Up Shares if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (i) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or to any investment fund or other entity controlled or managed by the undersigned or (ii) as part of a distribution, transfer or disposition by the undersigned to its stockholders, partners, members, beneficiaries or other equity holders, provided, in each case, that the transferees thereof agree to be bound in writing by the restrictions set forth herein and any such transfer shall not involve a disposition for value;

(D)	transfer or dispose of the Lock-Up Shares by will, other testamentary document or intestate succession upon the death of the undersigned, provided that the legatee, heir or other transferee agrees to be bound in writing by the restrictions on transfer set forth herein and any such transfer shall not involve a disposition for value, and provided further that any required filing made pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall include a footnote noting the circumstances described in this clause (D) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(E)	transfer or dispose of the Lock-Up Shares by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement or other court order, provided that the recipient agrees to be bound in writing by the restrictions set forth herein, provided further that any required filing made pursuant to Section 16(a) of the Exchange Act, shall include a footnote noting the circumstances described in this clause (E) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(F)	enter into a trading plan providing for the sale of the Lock-Up Shares by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any Lock-Up Shares during the Restricted Period and no filing under Section 16(a) of the Exchange Act or other public announcement is voluntarily made or required regarding such plan during the Restricted Period;

(G)	transfer or dispose of the Lock-Up Shares to the Company solely to satisfy tax withholding obligations pursuant to the Company’s equity incentive plans or arrangements disclosed in the Prospectus, provided that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be required or shall be voluntarily made during the period beginning on the date hereof and continuing to and including the date that is 30 days after the date of the Prospectus (the “30 Day Period”), and after the 30 Day Period, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (G) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

(H)	transfer the Lock-Up Shares to the Company pursuant to agreements in effect on the date of the Prospectus and as described in the Prospectus under which the Company has the option to repurchase shares or forfeit the Lock-Up Shares upon termination of service of the undersigned, provided that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be required or shall be voluntarily made during the period beginning on the date hereof and continuing to and including the date that is 60 days after the date of the Prospectus (the “60 Day Period”), and after the 60 Day Period, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause (H) and no other public filing or announcement shall be required or shall be made voluntarily in connection with such repurchase or forfeiture;

(I)	dispose of the Lock-Up Shares solely in connection with any sell-to-cover or similar open market arrangements or the “cashless” exercise in connection with the vesting, settlement or exercise of restricted stock units, stock options, warrants or other rights to acquire Ordinary Shares, including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, described in the Prospectus or issued pursuant to an equity plan or arrangement described in the Prospectus for the purpose of exercising such restricted stock units, stock options, warrants or other rights, in any event, solely if such restricted stock units, stock options, warrants or other rights would otherwise expire during the Restricted Period, provided that any Ordinary Shares received upon such exercise shall be subject to all of the restrictions set forth in this Letter Agreement and provided, further, that any filing required under Section 16(a) of the Exchange Act shall clearly indicate in the codes and footnotes thereto that any disposition of shares in connection with a “cashless” exercise was made solely to the Company and no other public filing or announcement shall be made voluntarily in connection with such exercise;

(J)	transfer or dispose of any Lock-Up Shares acquired in open market transactions after completion of the Offering, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Restricted Period and no other public filing or announcement shall be made voluntarily in connection with such transfer or disposition; and

(K)	pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the Board of Directors and made to all holders of Ordinary Shares involving a Change of Control (as defined below), provided that, in the event that such tender offer, merger or consolidation is not completed, the undersigned’s Lock-Up Shares shall remain subject to the provisions of this Lock-Up Agreement.

The undersigned now has, and, except as contemplated by clauses (A) through (K) above, for the duration of the Restricted Period will have, good and marketable title to the Lock-Up Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Shares except in compliance with the foregoing restrictions. “Change of Control” shall mean the transfer (whether by tender offer, merger consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliate persons, of the Company’s voting securities, if, after such transfer, the Company’s stockholders as of immediately prior to such transfer do not hold a majority of the outstanding voting securities of the Company (or the surviving entity).

Notwithstanding anything to the contrary contained herein, this Agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, the Company advises the Representative in writing that it has determined not to proceed with the Offering, (ii) the Company files an application to withdraw the registration statement related to the Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (iv) July 31, 2025, in the event that the Underwriting Agreement has not been executed by such date; provided, however, that the Company may, by written notice to you prior to such date, extend such date for a period of up to three additional months.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT B

LOCK-UP AGREEMENT PARTIES

●	Sam Tabar

●	Erke Huang

●	Zhaohui Deng

●	Ichi Shih

●	Jiashu (Bill) Xiong

●	Brock Pierce

B-1